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EXHIBIT 99.4

NETWORK ACCESS SOLUTIONS CORPORATION & NASOP, INC.
BALANCE SHEET
JUNE 30, 2002

	Network Access Solutions Corporation	NASOP, Inc.	TOTAL
ASSETS
Current assets:
Cash and cash equivalents	$3,290,451	$1,538,440	$4,828,891
Accounts receivable	6,657,212	6,116,996	12,774,208
Allowance for doubtful accounts	(2,496,730)	(4,275,176)	(6,771,906)

Total accounts receivable	4,160,481	1,841,821	6,002,302
Inventory	7,069	—	7,069
Prepaid and other current assets
Deferred promotions	—	—	—
Prepaid insurance	560,267	—	560,267
Deposits	312,040	—	312,040
Other Receivables	(5,694)	—	(5,694)
Prepaid rent	—	—	—
Prepaid advertising	—	—	—
Prepaid maintenance & support	64,288	—	64,288
Prepaid other	(404,854)	—	(404,854)

Total prepaid and other current assets	526,047	—	526,047
Property and equipment, cost	93,334,304	—	93,334,304
Property and equipment, accumulated depreciation	(65,992,226)	—	(65,992,226)

Total Property and Equipment, net	27,342,078	—	27,342,078
Restricted cash	328,896	—	328,896
Deposits and other noncurrent assets	851,136	—	851,136
Income tax receivable	(1,713)	—	(1,713)
Identifiable intangibles / Goodwill	515,479	5,426,370	5,941,849

Total assets	$37,019,924	$8,806,631	$45,826,555

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,613,212	$—	$15,613,212
Accrued expense
Accrued telecom	9,718,459	—	9,718,459
Accrued commissions	90,126	—	90,126
Accrued taxes	2,093,954	—	2,093,954
Accrued compensation	—	—	—
Accrued inventory staging	—	—	—
Accrued employee stock purchase plan	4,768	—	4,768
Accrued capital lease	—	—	—
Accrued other	14,413,883	—	14,413,883

Total accrued expense	26,321,190	—	26,321,190
Interco-Due to/fr NAS	(5,102,971)	5,102,971	—
Deferred compensation liability	—	—
Captial lease obligations	29,595,875	—	29,595,875
Other current liabilities (deferred charges)	—	—	—
Deferred revenue	740,742	1,025,715	1,766,457
SBC, Interconnx, Covad and Covington note payable	6,097,657	579,533	6,677,190
Ascend line of credit	2,321,088	—	2,321,088

Total other liabilities	33,652,391.01	6,708,219	40,360,610
Total liabilities	75,586,793	6,708,219	82,295,012
Commitments and contingencies:
Series B mandatorily redeemable preferred stock	87,154,109	—	87,154,109
Stockholders' equity:
Common stock	62,250	—	62,250
Additional paid-in-capital	187,336,103	—	187,336,103
Accumulated other comprehensive income	6,493	—	6,493
Deferred compensation on employee stock options	(206,312)	—	(206,312)
Accumulated deficit	(310,965,544)	2,098,412	(308,867,132)
Less treasury stock, at cost	(1,953,968)	—	(1,953,968)

Total stockholders' equity	(125,720,978)	2,098,412	(123,622,566)

Total liabilities, mandatorily redeemable preferred stock and stockholders' equity	$37,019,924	$8,806,631	$45,826,555

** The Debtors have traditionally prepared their financial information on a consolidated basis. The foregoing schedule has been prepared at the request of the US Trustee's Office. There are certain estimates and assumptions made in preparing the allocation of expenditures between the Debtors that, although considered to be reasonable, may or may not prove to be accurate. Neither the Debtors nor any other person makes any representation or warranty as to the accuracy of such estimates/assumptions.

** Nothing herein is intended as an admission as to the nature of any debt including, but not limited to, whether an obligation is a lease or secured transaction

NETWORK ACCESS SOLUTIONS CORPORATION AND NASOP, INC.

June 2002

ACCOUNTS RECEIVABLE RECONCILIATION AND AGING

	Network Access Solutions Corporation
		NASOP, Inc.
Accounts Receivable Reconciliation
	Amount	Amount
Total Accounts Receivable at the begininning of the reporting period	6,572,745	5,820,577
+ Amounts billed during the period	2,920,041	1,365,563
- Amounts collected during the period	(2,579,000)	(1,441,000)

Total Accounts Receivable at the end of the reporting period	6,913,786	5,745,140

Accounts Receivable Aging	Amount	Amount
0–30 days old	2,522,219	1,710,581
31–60 days old	1,326,844	1,176,047
61–90 days old	934,798	990,840
91+ days old	2,129,925	1,867,672

Total Accounts Receivable	6,913,786	5,745,140
Amount considered uncollectible (Bad Debt)	(2,753,305)	(3,903,319)

Accounts Receivable (Net)	4,160,481	1,841,821

DEBTOR QUESTIONAIRE

Must be completed each month	YES	NO	YES	NO
1. Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		X		X
2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X		X
3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X		X
4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X		X

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  EXHIBIT 99.4
NETWORK ACCESS SOLUTIONS CORPORATION & NASOP, INC. BALANCE SHEET JUNE 30, 2002
NETWORK ACCESS SOLUTIONS CORPORATION AND NASOP, INC. June 2002 ACCOUNTS RECEIVABLE RECONCILIATION AND AGING
DEBTOR QUESTIONAIRE